Exhibit 77(q)

Exhibits

(a)(1)     Articles of Amendment regarding name change of ING Index Plus MidCap Fund to ING SMID Cap Equity Fund, effective July 21, 2012 – Filed as an Exhibit to Post-Effective Amendment No. 155 to the Registrant’s Form N-1A Registration Statement on July 27, 2012 and incorporated herein by reference.

(a)(2)     Articles of Amendment regarding dissolution of ING Index Plus LargeCap Fund and ING Index SmallCap Fund dated August 13, 2012 – Filed as an Exhibit to Post-Effective Amendment No. 158 to the Registrant’s Form N-1A Registration Statement on September 27, 2012 and incorporated herein by referenced.